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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                            GOUVERNEUR BANCORP, INC.
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              (Name of Registrant as Specified In Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

Gouverneur Bancorp, Inc.
42 Church Street
Gouverneur, New York 13642
(315) 287-2600

================================================================================


                                                       January 21, 2002

Dear Fellow Stockholder:

       On behalf of our Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Gouverneur Bancorp, Inc. The meeting will be held at the Clearview Restaurant, 1180A U.S. Highway 11, Gouverneur, New York, on Tuesday, February 19, 2002 at 10:00 a.m. At the meeting, stockholders will be asked to elect two members to our Board of Directors to serve for three-year terms. Stockholders will also be asked to ratify the appointment of our independent public accountants for the fiscal year ending September 30, 2002. Please read the accompanying proxy statement carefully before you decide how to vote.

       It is very important that you be represented at the meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

       The Board unanimously recommends that stockholders vote "FOR" the director nominees and the ratification of our independent public accountants.

       We appreciate your continued support of Gouverneur Bancorp, Inc. and its subsidiary, Gouverneur Savings and Loan Association.


                                           Sincerely,


                                           Richard F. Bennett
                                           President and Chief Executive Officer

                            GOUVERNEUR BANCORP, INC.
                                   ----------

                                42 Church Street
                           Gouverneur, New York 13642
                                 (315) 287-2600
                                   ----------

                                 PROXY STATEMENT
                          WITH NOTICE OF ANNUAL MEETING

                    GENERAL INFORMATION AND NOTICE OF MEETING

         Gouverneur Bancorp, Inc., the holding company for Gouverneur Savings and Loan Association, will be holding its annual meeting of stockholders on February 19, 2002. The meeting will be held at the Clearview Restaurant, 1180A U.S. Highway 11, Gouverneur, New York 13642 beginning at 10:00 a.m. At the meeting, we will ask stockholders to vote on the election of two members to our Board of Directors and to ratify the appointment of Fust Charles Chambers LLP of Syracuse, New York, as our independent public accountants for the fiscal year ending September 30, 2002.

         The Board of Directors is soliciting your proxy to vote at the meeting and at any adjournments of the meeting. Please complete the enclosed proxy card and return it in the enclosed return envelope as soon as possible. Each of our stockholders has one vote for each share of common stock owned. On the election of directors, each stockholder may vote for up to two directors, but may not cast more votes for any one nominee than the number of shares owned by that stockholder.

         Stockholders of record on January 11, 2002 are entitled to receive notice of the meeting and are entitled to vote at the meeting, or at an adjournment of the meeting. This is known as the "Record Date." Please read this Proxy Statement carefully before you decide how to vote. We encourage you to return the proxy card even if you plan to attend the meeting. This will save us additional expense in soliciting proxies and will ensure that your vote is counted. You may still vote in person at the meeting even if you return the proxy card.

         On the Record Date, there were 2,276,759 shares of Gouverneur Bancorp, Inc. common stock, par value $.01 per share, issued and outstanding.

         In this Proxy Statement, the terms "Company," "we," "our," "us," or similar terms refer to Gouverneur Bancorp, Inc. References to the "Bank" mean Gouverneur Savings and Loan Association, our wholly owned subsidiary.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DIRECTOR NOMINEES DESCRIBED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

         This Proxy Statement and Notice of Annual Meeting is first being made available to stockholders on or about January 21, 2002.

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. WE HAVE ENCLOSED A SELF ADDRESSED ENVELOPE WHICH YOU CAN USE TO RETURN YOUR PROXY CARD. NO POSTAGE IS REQUIRED IF YOU MAIL THE ENVELOPE IN THE UNITED STATES.

Voting and Proxy Cards

         If you sign and return a proxy card in the form which the Board of Directors is soliciting so we receive it before the polls close at the meeting, your votes will be cast as you have marked on the proxy card, unless you revoke your proxy before the polls close. If you properly sign and return our proxy card but you do not mark on it how you want to vote on any matter, then the Board of Directors as your proxy will vote your shares in favor of the nominees for director named in this Proxy Statement and the ratification of the appointment of Fust Charles Chambers LLP as the independent public accountants. We do not know of any other matters that stockholders may present for a vote at the meeting. If any stockholder properly presents any other matter for a vote, including a proposal to adjourn the meeting, the Board of Directors as the holder of your proxy may vote on those matters based on its judgment.

         If you sign and return the enclosed proxy card, you may revoke it at any time before the polls are closed. If you want to revoke your proxy card, you must: (i) sign and deliver a written notice to the Secretary of the Company, at or before the meeting, dated after the date of your proxy stating that you want to revoke the proxy; (ii) sign and deliver to the Secretary of the Company at or before the meeting another proxy card relating to the same shares with a later date; or (iii) attend the meeting and vote in person. Attending the meeting does not automatically revoke a proxy unless you also take one of the three actions described in the prior sentence. Any written notice revoking a proxy must be delivered to Charles Van Vleet, Secretary, Gouverneur Bancorp, Inc., 42 Church Street, Gouverneur, New York 13642.

         If 1,138,381 shares of our common stock are present in person or represented by proxy at the meeting, there will be a quorum which will allow the meeting to commence. Once a quorum is present, the meeting can continue even if some stockholders leave the meeting. If a stockholder is present in person or by proxy but abstains from voting any shares, or if a broker submits a proxy for shares but does not vote those shares, then the shares are counted as present for purposes of determining a quorum.

         A plurality of the votes cast is required to elect directors. A majority of the votes cast is required to ratify the appointment of our independent public accountants or approve any other proposal, unless our bylaws, our charter or any law that applies to the Company requires a different vote. Our bylaws provide that, at an annual meeting, a stockholder may nominate a person for election as a director only if advance notice of intent to nominate the person is given to the Company. The notice must be received by the Company at least five days before the date of the meeting. Our bylaws require similar advance notice if a stockholder wants to make any other proposal at an annual meeting of stockholders.

IMPORTANT INFORMATION FOR STOCKHOLDERS WHOSE STOCK IS HELD IN STREET NAME

         If you hold your stock in street name, which means that your stock is held for you in a brokerage account and is not registered on our stock records in your own name, please tell your broker as soon as possible how to vote your shares to make sure that your broker votes your shares before the polls close at the meeting. If your stock is held in street name, you do not have the direct right to vote your shares or revoke a proxy for your shares unless your broker gives you that right in writing.

                      PRINCIPAL OWNERS OF OUR COMMON STOCK

         The following table provides you with information, to the best of our knowledge, about stock ownership by directors, executive officers, and any person or group known by us to own beneficially more than 5% of our outstanding common stock. The information is as of the Record Date. We know of no person or group, except as listed below, who beneficially owned more than 5% of our common stock as of the Record Date. Information about persons or groups who own beneficially more than 5% of our common stock is based on filings with the Securities and Exchange Commission ("SEC") on or before the Record Date.

                                                              Percent of Total
                                                              ----------------
                                  Shares Beneficially Owned        shares
                                  -------------------------   ----------------
Beneficial Owner                     at January 11, 2002(1)      outstanding(2)
-----------------                 -------------------------   ----------------

Cambray Mutual Holding Company          1,311,222                  57.59%
42 Church Street,
Gouverneur, New York 13642

Frank Langevin, Chairman of the Board      33,600                   1.48%

Richard F. Bennett, President and Chief    42,970(3)                1.89%
Executive Officer and Director

Robert J. Twyman, Vice President            1,561(4)                  *
and Chief Financial Officer

Richard E. Jones, Director                  5,600(5)                  *

Robert J. Leader, Director                 38,600(6)                1.70%

Timothy J. Monroe, Director                 5,600                     *

Joseph C. Pistolesi, Director               8,000                     *

Larry A. Straw, Director                   18,600                     *

Directors and Executive Officers of
the Company, as a group (8 persons)       154,531                   6.79%
(8 persons)

----------------
(1) The amount reported represents shares held directly, as well as shares allocated to participants in our Employee Stock Ownership Plan ("ESOP") and other shares with respect to which a person may be deemed to have sole or shared voting or investment power. A total of 6,343 shares were allocated to ESOP participants in fiscal 2001, of which 1,737 shares were allocated to executive officers as a group. Unallocated shares and allocated shares for which no voting instructions are received are voted in the same proportion as allocated shares voted by ESOP participants. The amount reported also includes 6,300 unvested Management Recognition Plan ("MRP") shares awarded to executive officers as a group and 6,480 unvested MRP shares awarded to non-employee directors, which MRP shares will vest in equal amounts on October 27, 2002, 2003 and 2004 but which may be voted at the meeting. Also includes 10,700 stock options granted to executive officers and 10,800 options granted to non-employee directors, representing options exercisable on the Record Date or within 60 days thereafter.

(2) Based upon 2,276,759 shares outstanding on the Record Date. An asterisk ("*") means that the percentage is less than 1%.

(3) Includes a total of 2,170 shares allocated to Mr. Bennett in the ESOP. Includes 6,600 shares owned by Mr. Bennett's spouse's Individual Retirement Account, as to which Mr. Bennett disclaims beneficial ownership.

(4) Includes 561 shares allocated to Mr. Twyman in the ESOP.

(5) Includes 1,000 shares owned by Mr. Jones' spouse, as to which Mr. Jones disclaims beneficial ownership.

(6) Includes 3,000 shares owned by Mr. Leaders' spouse, as to which Mr. Leader disclaims beneficial ownership.

                          I. THE ELECTION OF DIRECTORS

 Our Board of Directors presently has seven members, and as provided in the Company's bylaws, it is divided into three classes, with each class of directors being elected for three-year terms.

 At this meeting, stockholders will elect two directors. The Board of Directors has nominated Robert J. Leader and Larry A. Straw for election as directors at the meeting. Stockholders elect directors by a plurality of the votes cast, which means that the two nominees with the highest vote totals will be elected. There is no cumulative voting in the election of directors, which means that no stockholder may cast more votes in favor of any one nominee than the number of shares owned of record by that stockholder.

 Each person who the stockholders elect at the meeting will serve for a three year term of office which expires at the annual meeting of stockholders to be held in the year 2005 and until their successors are elected and qualify. Each of the nominees named below has consented to being named in this Proxy Statement and to serve, if elected. If any nominee becomes unavailable for election for any presently unforeseen reason, the Board of Directors, as the holder of your proxy, will have the right to use its discretion to cast your votes for a substitute. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE TWO NOMINEES.

THE BOARD OF DIRECTORS AND NOMINEES

 We are providing the following information regarding the nominees and other directors who will continue in office after the meeting. There are no arrangements or understandings by which any director was selected to serve as such. All directors of the Company are also directors of the Bank. There are no family relationships among directors and executive officers of the Company and the Bank. Ages are as of the Record Date. All directors and nominees have been directors since the Company was formed in March 1999, except for Mr. Monroe and Mr. Pistolesi who were both elected as directors in May 1999.

NOMINEES

         Robert J. Leader, age 68, has been a Partner in Case & Leader LLP, a law firm in Gouverneur, New York, since 1966. Mr. Leader has served as Chairman of the Board (and currently as Trustee) of the Gouverneur EJ Noble Hospital; Secretary and Trustee of North Country Hospitals; President (and currently as Director) of Kinney Nursing Home Co., Inc.; and as a Director of B-S Industrial Contractors, Inc. Mr. Leader has served as counsel to the Villages of Gouverneur and Herman; the Towns of Fowler, Pitcairn, Rossie and Edwards and the Gouverneur Central School. Mr. Leader is a member and President of the Gouverneur Rotary Club and President of the Gouverneur Development Corporation.

         Larry A. Straw, age 50, has been a Project Manager for Cives Steel Co., Northern Division, a steel fabrication company, since August 1999. He was previously Vice President and Division Manager of the Balmat Mining Division of Zinc Corporation of America. Mr. Straw has been a member of the Board of Trustees of the Gouverneur EJ Noble Hospital since 1989.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
              THAT STOCKHOLDERS VOTE IN FAVOR OF THESE TWO NOMINEES

CONTINUING DIRECTORS

         The following persons are existing directors whose terms of office will continue after the meeting. Ages are as of the Record Date.

         Richard F. Bennett, age 57, has been the President and Chief Executive Officer of the Bank since 1988 and has held the same positions with the Company since its formation in March 1999. Mr. Bennett joined the Bank in December 1986. Mr. Bennett is a Director of the Community Bankers Association of New York State and was formerly chairman of its Regional Group II. Mr. Bennett was a member of the Gouverneur Rotary Club and has served as a member of the board of directors of a local non-profit organization which provides rehabilitation financing for low income housing. His term as a director of the Company expires in 2003.

         Richard E. Jones, age 60, has been the owner and operator of J&H Feed & Farm Store since 1978. He is also active in the Gouverneur Elks Lodge. His term as a director of the Company expires in 2004.

         Frank Langevin, age 68, has been Chairman of the Board since February 2001. He was, until his retirement in 1993, the owner and operator of P.A. Langevin Inc., a commercial buildings contracting company. Mr. Langevin is a Director of the Gouverneur Country Club and was a member of the Gouverneur Board of Education for 17 years. His term as a director of the Company expires in 2004.

         Timothy J. Monroe, age 49, is a veterinarian in private practice in Gouverneur and the proprietor of the Northland Veterinary Hospital. Dr. Monroe is also an elected councilman on the Town Council in Gouverneur; Chairman of the Board of Gouverneur EJ Noble Hospital; a Trustee of the St. James Parish Council and a member of the Board of Directors of a local public television station. His term as a director of the Company expires in 2003.

         Joseph C. Pistolesi, age 53, is the owner and operator of the Clearview Restaurant and the Clearview Motel in Gouverneur. He is also the owner of Pistolesi Rentals, a company engaged in the ownership and rental of real estate in the Gouverneur area. Mr. Pistolesi is a member and the former President of the St. Lawrence County Hotel and Restaurant Association. His term as a director of the Company expires in 2003.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The Board of Directors elects executive officers for one year terms and they serve at the pleasure of the Board. Provided below is certain information regarding the executive officer of the Company and the Bank who is not a director. His age is as of the Record Date.

         Robert Twyman, age 54, has been the Chief Financial Officer of the Bank and the Company since October 1999 and a Vice President since February 2001. Mr. Twyman previously held the position of Vice President and Comptroller of First National Bank of Northern New York from March 1989 until October 1999.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         Our Board of Directors held twelve meetings during fiscal 2001. The Board of Directors has an Audit Committee and a Personnel Committee. Our Board of Directors does not presently have a nominating committee.

         Our Audit Committee, which met four times during fiscal 2001, consists of all directors except Mr. Bennett, with Mr. Langevin as Chairman. The committee functions on matters related to the accounting, bookkeeping and auditing functions of the Company and meets periodically with the Company's independent public accountants to arrange for the audit of the Company's annual financial statements and to review and evaluate recommendations made during the annual audit. The Audit Committee also reviews, approves and supervises the internal auditing procedures of the Company.

         Our Personnel Committee, which met twice during fiscal 2001, consists of all directors except Mr. Bennett, with Mr. Langevin as Chairman. The committee functions on compensation matters for the Company. The committee is also responsible for overseeing the Company's activities related to the ESOP, and for administering and making awards under the Stock Option Plan ("SOP") and the MRP.

REPORT OF THE AUDIT COMMITTEE

         In fulfillment of the SEC's requirements for disclosure in proxy materials relating to the functioning of audit committees, the Company's Audit Committee has prepared the following report for inclusion in this proxy statement.

         The Audit Committee's general role is to assist the Board of Directors in fulfilling its responsibility of reviewing the Company's financial reporting process. The Audit Committee is governed by a charter which specifies, among other things, the scope of its responsibilities and how those responsibilities are performed. The audit committee members are "independent" as defined by the American Stock Exchange, the listing standard applicable to the Company.

         In the performance of its obligations required by the SEC, the Audit Committee has (i) reviewed and discussed the audited consolidated financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and (iii) received from the auditors disclosures regarding the auditors' independence required by Independence Standard No.1, as may be modified or supplemented, and discussed with the auditors the auditors' independence.

         Based on the above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financials be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 for filing with the SEC.

         This report is included herein at the direction of the members of the Audit Committee, directors Langevin (Chairman), Jones, Leader, Monroe, Pistolesi and Straw.

INDEPENDENT AUDITORS' FEES

         Audit Fees. The aggregate fees of Fust Charles Chambers LLP for the audit of the Company's consolidated financial statements at and for the year ended September 30, 2001 and the reviews of the interim consolidated financial statements included in the Company's Forms 10-QSB for the quarterly periods in fiscal 2001, the Annual Report on Form 10-KSB and the Annual Report to Stockholders were $37,000, of which an aggregate amount of $6,000 had been billed through September 30, 2001.

         Financial Information Systems Design and Implementation Fees. The Company did not engage Fust Charles Chambers LLP to provide advice to it regarding financial information systems and design implementation during fiscal year 2001.

         All Other Fees. The aggregate fees for non-audit services rendered by Fust Charles Chambers LLP, consisting mainly of preparation of income tax returns, internal audit and fixed asset accounting to the Company for the fiscal year ended September 30, 2001 were $34,680, of which an aggregate amount of $25,330 had been billed through September 30, 2001. The Audit Committee has considered whether the non-audit services provided is compatible with maintaining the independence of our auditors.

                                  COMPENSATION

DIRECTORS' COMPENSATION

         Directors who are not also employees of the Company or the Bank or any of their subsidiaries receive an annual retainer of $4,800, plus $400 for each Bank Board of Directors' meeting and $100 for each committee meeting they attend. There is currently no separate compensation paid for meetings of the Board of Directors of the Company. All of the directors are also eligible to participate in the Company's SOP and MRP, and Mr. Bennett may also participate in the Company's other compensation plans. All of the directors of the Company are also directors of the Bank.

EXECUTIVE OFFICER COMPENSATION

         None of our officers receives compensation directly from the Company. Their compensation is paid by the Bank. We do not expect that we will pay separate compensation to officers or employees unless and until we engage in material business activities separate from the Bank.

         The following table includes information about compensation paid to Mr. Bennett, who was the only executive officer of the Company or the Bank with total salary and bonus in excess of $100,000 in fiscal 2001.

                                   SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------

                  Annual Compensation            Long-Term Compensation Awards
                  -------------------        --------------------------------------
                                                                        Options/
                                                           Restricted    Stock
                                               Other         Stock    Appreciation
Name and            Fiscal                     Annual       Awarded     Rights         All Other
Prinicipal Position  Year   Salary   Bonus  Compensation(1) ($)(2,3) ("SARs")(#)(4) Compensation(5)
---------------------------------------------------------------------------------------------------
Richard F. Bennett,  2001  $110,000 $11,000    None            None       None         $11,682
President and Chief  2000  $109,038    None    None         $49,875     26,750         $11,585
Executive Officer    1999  $105,000  $8,157    None            None       None          $3,468
---------------------------------------------------------------------------------------------------

----------
(1) Mr. Bennett did not receive additional benefits or perquisites totaling more than 10% of salary and bonus.

(2) On September 30, 2000, Mr. Bennett had 10,500 shares of restricted stock with a value of $49,875, based upon a closing market price of $4.75 on the date of the grant. Twenty percent of those shares vested on each of October 27, 2000 and 2001, and an equal amount will vest on each of October 27, 2002, 2003 and 2004.

(3) Pursuant to the MRP, the payment of dividends declared or paid on restricted stock is deferred during the restricted period and credited to the participant's account. Payment of deferred dividends, together with accrued interest, is made upon the earlier to occur of the lapsing of the restriction (i.e., vesting of the award), death or disability of the participant.

(4) On September 30, 2000, Mr. Bennett had options to purchase 26,750 shares of Common Stock pursuant to the SOP. On each of October 27, 2000 and 2001, 20% of those options vested and an equal amount will vest on each of October 27, 2002, 2003 and 2004.

(5) Other Compensation includes: (i) the Bank's matching contribution under its 401(k) Plan of $11,000 in fiscal 2001, $10,903 in fiscal 2000 and $2,786 in fiscal 1999; and life insurance premium payments of $682 in fiscal 2001, $682 in fiscal 2000 and $682 in fiscal 1999.

OPTIONS GRANTS DURING THE YEAR

          No options were granted to directors, executive officers or employees under our SOP during fiscal 2001.

EMPLOYEE BENEFIT PLANS

         401(k) Plan. The Bank maintains a tax-qualified savings and profit sharing plan under Section 401(k) of the Internal Revenue Code. Salaried employees with at least one year of service who are at least age 21 and have completed at least 1,000 hours of service may make pretax salary deferrals and after tax contributions under the 401(k) Plan. The Bank contributes 3% of base salary for each employee participating in the 401(k) Plan without regard to any employee matching contribution. Participating employees may make voluntary contributions to the 401(k) Plan up to 15% of their base salary. The Bank may, from time to time, make additional voluntary contributions. Employees are fully vested in their salary deferrals and after tax contributions, and are gradually vested in the Bank's contribution after one year of service and fully vested after six years.

         Employee Stock Ownership Plan. In 1999, we established an ESOP. When the Bank converted to the stock form of ownership, the ESOP purchased 85,825 shares of our common stock. The Company loaned $429,125 to the ESOP to purchase that stock. Substantially all employees of the Bank or the Company who have attained age 21 and have completed one year of service become participants in the ESOP.

         The Company and the Bank intend to contribute to the ESOP enough money to cover the payments due by the ESOP on the loan from the Company. The loan requires annual principal and interest payments which repay the loan over 10 years. The loan permits optional pre-payment. The Company and the Bank may contribute more to the ESOP than is necessary to repay the loan.

         The ESOP pledged the shares it purchased as collateral for the loan. The ESOP allocates those shares among participants as the loan is repaid. If the Bank repays the ESOP loan as scheduled, the number of shares released is based on the amount of principal repaid that year and will be fully allocated over the ten year term of the loan. The ESOP allocates shares among participants, as they are released from the lien of the ESOP loan, generally based on each participant's share of total taxable compensation for the year. Benefits generally vest at the rate of 20% per year beginning after the participant's first year of service, with 100% vesting after five years of service. Employees receive credit for service prior to the Bank's mutual holding company reorganization for vesting purposes. Participants are immediately vested upon termination of employment due to death, retirement at age 65 or older, permanent disability or upon the occurrence of a change of control. Forfeitures (shares allocated to an employee which are not yet vested when that employee's employment terminates) will generally be reallocated among remaining participating employees, in the same proportion as contributions (based upon the proportion of the employee's allowable compensation to that of all employees) or used to repay the ESOP loan. Vested benefits may be distributed in a single sum or installment payments and are payable upon death, termination of employment or attainment of age 65, subject to certain rights to elect to defer the distribution of benefits.

         Richard F. Bennett and Robert J. Twyman are the trustees for the ESOP. A total of 10,964 shares have been allocated by the ESOP to employee accounts, and the trustees, subject to their fiduciary duty, must vote all allocated shares held in the ESOP as the employees to whom the shares have been allocated instruct them. Allocated shares for which no instructions are received and shares not yet allocated are voted generally in the same proportion as allocated shares for which voting instructions are received. The Personnel Committee of the Company oversees the Company's activities related to the ESOP.

         The ESOP may purchase additional shares of our stock in the future, in the open market or otherwise, and may do so either with borrowed funds or with cash dividends, employer contributions or other cash flow.

         Stock Option Plan. The SOP provides for awards to directors, executive officers and employees of the Company and the Bank in the form of stock options, representing a right to purchase our common stock. The plan permits the award of options to purchase up to 107,281 shares of our common stock. The Personnel

Committee may award either "incentive stock options" as defined under Section 422 of the Internal Revenue Code, or stock options not intended to qualify as such ("non-qualified options"). The term of the stock options may not exceed ten years for incentive stock options, and fifteen years for non-qualified options. Options can only be exercised before they expire. No options may be granted after August 17, 2009, which is ten years after the Board of Directors approved the plan. Upon stockholder approval of the plan in October 1999, each of the non-employee directors of the Company and the Bank received an award of 4,500 options, and Mr. Bennett received an award of 26,750 options. Twenty percent of the options awarded to the non-employee directors and executive officer vested on each of October 27, 2000 and 2001, and an equal amount will vest on the same day in 2002, 2003 and 2004. The exercise price of those options is $4.75 which represents the market value of the stock on the date of the stockholder approval of that plan. The exercise price for future awards of options will not be less than this market value. None of the options awarded have been exercised as of the Record Date.

         The exercise price must be paid in full in cash or, if the Personnel Committee permits, with the shares of our stock, or a combination of both. The right to purchase option shares fully vests over a period of five years from the date of the grant, subject to accelerated vesting upon death or disability of a participant.

         The plan provides that after a participant dies, the Personnel Committee may permit options of a deceased participant to be settled in cash instead of by the delivery of shares. An option will automatically terminate when a participant is notified of termination for cause. Our Board of Directors may amend, suspend or terminate the plan, but only after complying with any applicable state and federal banking regulations.

         Management Recognition Plan. The MRP permits the outright award of up to 42,912 shares of our common stock to employees and directors of the Company, the Bank and related companies. The recipient of an award is not required to make any payment to the Company or the Bank in exchange for the shares and as the award vests, the vested shares will be the same as any other issued and outstanding shares of common stock of the Company. Upon stockholder approval of the plan in October 1999, each of the non-employee directors received an award of 1,800 MRP shares and Mr. Bennett received an award of 10,500 MRP shares.

         MRP awards are held by a trust until they vest. As an award vests, the trustee distributes the shares to the participant and the shares are then like all other issued and outstanding shares, without limits imposed by the MRP. An individual with unvested shares may vote and participate in dividends on those shares. If no voting direction is given by a participant with unvested shares to the trustee, then the voting rights allocated to that participant shall not be exercised. The trustee will vote shares which have not yet been awarded in the same proportions as unvested shares which have been awarded and voted. Each participant who has an unvested award under the MRP may direct the response to any tender offer, exchange offer or other offer made to shareholders with respect to those shares. If no direction is given, the trustee will not tender or exchange the shares. The trustee will generally tender or exchange shares which have not yet been awarded in the same proportion as the directions received on awarded but unvested shares. Twenty percent of the MRP shares awarded to the non-employee directors and executive officer vested on each of October 27, 2000 and 2001, and an equal amount will vest on the same day in 2002, 2003 and 2004.

         The Board of Directors of the Company may amend, suspend or terminate the MRP at any time, but no amendment or termination may affect outstanding awards. In addition, federal or state banking regulations may require that amendments be approved by stockholders. If the MRP is terminated, any remaining assets of the MRP trust will be returned to the Company after making such distributions as the Personnel Committee directs.

         Pension Plan. Neither the Bank nor the Company maintains a defined benefit pension plan for eligible employees.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In fulfillment of SEC requirements for disclosure in proxy materials of the Personnel Committee's policies regarding compensation of executive officers, the committee has prepared the following report for inclusion in this proxy statement.

         General Policy Considerations. For fiscal 2001, the compensation of Mr. Bennett, the Chief Executive Officer, was determined by the Personnel Committee of the Bank. The committee, in evaluating compensation for Mr. Bennett, considered the nature of his responsibilities, length of service, competitive salaries in banking and other industries, quality of performance, the performance of the Bank officers and employees working under his supervision, and special projects or unusual difficulties affecting work load and performance. The committee also considered the additional challenges faced by Mr. Bennett since the reorganization of the Bank. The committee also evaluated the Bank's performance during fiscal 2000.

         This report is included herein at the direction of the members of the Personnel Committee, directors, Langevin (Chairman), Jones, Leader, Monroe, Pistolesi and Straw.

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Personnel Committees of the Bank and the Company consist of directors Jones, Langevin, Leader, Monroe, Pistolesi and Straw. None of these individuals is or has been an officer or employee of the Company or the Bank, nor has any other director of the Company or the Bank, other than Mr. Bennett. When the Board of Directors functions on matters pertaining to the compensation of Mr. Bennett, he does not participate in the deliberations or vote by the Board.

TRANSACTIONS WITH DIRECTORS AND OFFICERS.

         The directors and the executive officers of the Bank maintain normal deposit account relationships with the Bank on terms and conditions no more favorable than those available to the general public. In the ordinary course of business, the Bank may make loans to directors, officers and employees. All loans to directors, executive officers and related parties are on substantially the same terms, including interest rate and collateral, as the prevailing at the same time for comparable loans to other customers and do not involve more than normal risk of collectibility or present other unfavorable features.

         Director Robert J. Leader is a Partner of the law firm of Case & Leader LLP, which provides legal services to the Bank on a variety of lending, litigation and other general banking matters. The total amount paid to Case & Leader LLP by the Bank was approximately $80,865 during fiscal 2001, which represents fees on most loan closings handled by that law firm paid directly by the Bank on behalf of the borrowers.

SHAREHOLDER RETURN PERFORMANCE GRAPH

[GRAPHIC OMITTED]
                                GOUVERNEUR BANCORP INC.
                                TOTAL RETURN PERFORMANCE

                                            Period Ending
--------------------------------------------------------------------------------------
Index                     9/23/99 06/30/99 09/30/99 06/30/00 09/30/00 06/30/01 9/30/01
--------------------------------------------------------------------------------------
Gouverneur Bancorp Inc.    100.00   77.77    96.29    86.23   108.83   133.00   176.18
NASDAQ - Total US*         100.00  116.01   118.90   171.55   157.86    92.99    64.53
Thrifts (All)              100.00   99.89    87.96    84.01   107.00   145.43   144.52
SNL <$250M Thrift Index    100.00  100.96    99.89    94.11    99.20   122.49   130.34

SNL Securities LC                                             (434) 977-1600

(C) 2001
--------------------------------------------------------------------------------
* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2000.
Used with permission. All rights reserved. crsp.com.

         Set forth above is a line graph comparing the cumulative total shareholder return on Gouverneur Bancorp, Inc. common stock with cumulative stockholder return of a broad market index including (i) the total return industry index foe SNL All Thrift stocks (SNL is a firm that compiles and distributes financial information); (ii) the NASDAQ total return for the U.S. Stock Market; and (iii) as a peer group comparison, SNL's total return index for thrifts with assets less than $250 million. In accordance with the SEC guidelines, the stock price of the Company on March 23, 1999, which was the date the Company's common stock commenced public trading, was used to establish the initial point in the following performance graph. The closing price on that date was $5.0625. If the initial offering price of $5.00 was used, the cumulative stockholder return would have been approximately 78.4% through September 30, 2001.

        II. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's Board of Directors appointed Fust Charles Chambers LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2002, subject to ratification by the stockholders at the meeting. Fust Charles Chambers LLP has been engaged by the Company and the Bank since January 2000 to audit the consolidated financial statements and for other purposes.

        A representative of Fust Charles Chambers LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she wishes to do so. We also expect that the representative will be available to answer appropriate questions from stockholders.

                               OTHER BUSINESS

         We have no reason to believe that any other business will be presented at the meeting, but if any other business shall be presented, the Board of Directors, as the holder of the proxies solicited by this Proxy Statement, will vote on such matters in accordance with its judgment.

                                     GENERAL

         We are distributing our Annual Report for fiscal 2001 with this Proxy Statement to stockholders of record on the Record Date. The Annual Report is not part of the proxy solicitation material.

         If you submit a properly completed proxy card to the Company on the form distributed with this Proxy Statement, it will be voted if received before the voting is closed at the meeting. The proxy will be voted in the manner directed on the proxy card. If the proxy card is signed and returned but no directions are given, the proxy will be voted "FOR" both the director nominees and the ratification of the appointment of the independent public accountants.

         The cost of this proxy statement and the related proxy solicitation will be borne by the Company. In addition, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telephone or by other means without additional compensation. The Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement with Notice of Annual Meeting and the form of proxy card to the beneficial owners of such shares.

          STOCKHOLDER PROPOSALS AT THE ANNUAL MEETING IN THE YEAR 2003

         The Company's Board of Directors will establish the date for the 2003 Annual Meeting of Stockholders. In order for a stockholder to be entitled, under the regulations of the SEC, to have a stockholder proposal included in the Company's Proxy Statement for the 2003 meeting, the proposal must be received by the Company at its principal executive offices, 42 Church Street, Gouverneur, New York 13642, Attention: Charles Van Vleet, Secretary, at least 120 days in advance of the date in the year 2003 which corresponds to the date in the year 2002 when we first release this proxy statement to stockholders. The stockholder must also satisfy the other requirements of SEC Rule 14a-8. Note that this filing requirement is separate from the notice requirements described above regarding the advance notice that is required before a stockholder is permitted to offer a proposal for a vote at any stockholders' meeting.


         The Company will furnish, without charge to any stockholder submitting a written request, a copy of the Company's annual report on Form 10-KSB for fiscal year 2001 required to be filed with the SEC. Such written request should be directed to Charles Van Vleet, Secretary, at our address stated above. The Form 10-KSB report is not a part of the proxy solicitation materials.

                    PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW


Gouverneur, New York
January 21, 2002

                                 REVOCABLE PROXY
                            GOUVERNEUR BANCORP, INC.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints the Board of Directors of Gouverneur Bancorp, Inc., or their successors in office, Proxies, with full power of substitution, to represent and vote all stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gouverneur Bancorp, Inc., to be held on February 19, 2002 at 10:00 a.m. at the Clearview Restaurant, 1180A U.S. Highway 11, Gouverneur, New York, or at any adjournments thereof upon the matter described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote or refrain from voting as marked hereon upon the matters listed herein, and otherwise in their discretion.

                                  For          Withhold          For All Except
1.       ELECTION OF DIRECTORS
                                  [  ]           [  ]                 [  ]

         Robert J. Leader
         Larry A. Straw

         INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

         ______________________________________________________________________

2.       The ratification of      For           Against           Abstain
         the appointment of
         Fust Charles Chambers
         LLP as the independent
         public accountants for
         the fiscal year ending
         September 30, 2002.      [  ]           [  ]                 [  ]


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" BOTH OF THE PROPOSALS. PLEASE SIGN, DATE AND RETURN THIS PROXY.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                               Date ____________________________

Signature ________________  Signature if held jointly __________________________

    Detach above card, sign, date and mail in postage-paid envelope provided.

                            GOUVERNEUR BANCORP, INC.

--------------------------------------------------------------------------------
         Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

________________________________

________________________________

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